Exhibit 99.1
THORATEC CORPORATION NAMES GARY BURBACH
PRESIDENT AND CHIEF EXECUTIVE OFFICER
NEW EXECUTIVE HAS SIGNIFICANT OPERATIONS, STRATEGIC AND MARKET DEVELOPMENT EXPERIENCE IN
MEDICAL TECHNOLOGY SECTOR
     (PLEASANTON, CA), January 17, 2006—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that Gary F. Burbach has been named the company’s president and chief executive officer. Burbach’s appointment is effective today. He will also join the company’s board of directors, increasing the total number of directors to nine.
     Burbach, 43, replaces D. Keith Grossman, who has served as Thoratec’s chief executive officer for 10 years. Thoratec announced in August 2005 that Grossman had informed its board of directors that he intended to step down from his position to pursue other professional interests. He has continued to lead the company during this transition period, as well as the search for his successor.
     Since April 2005, Burbach has served as president and chief executive officer of Digirad Corporation (NASAQ: DRAD), a leader in providing solid-state, imaging products and services to cardiologist offices, hospitals and imaging centers. He was named to Digirad’s board of directors in October 2004.
     Previously, Burbach served as president and chief executive officer of Bacchus Vascular, Inc., a private interventional cardiovascular device company, for two years. Before that he spent seven years with Philips Nuclear Medicine, starting at ADAC Laboratories, where he spent four years and became president and general manager of the nuclear medicine division. After Philips Electronics acquired ADAC, Burbach spent three years as chief executive officer of Philips Nuclear Medicine. He also spent six years with the consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. He holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard Business School.
     “I am delighted that Gary is joining the company and look forward to working with him not only during this transition period, but also on an ongoing basis as a member of Thoratec’s board of directors,” Grossman noted. “His industry experience, management talents and personal character represent an excellent fit for Thoratec, particularly as the company pursues its next stage of growth,” he added.
Corporate Headquarters
Thoratec Corporation    6035 Stoneridge Drive, Pleasanton, CA 94588    Tel 925-847-8600   Fax 925-847-8574 ww.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216

TNR-408	Continued . . .
Thoratec Corporation Names Gary Burbach
President and Chief Executive Officer
     “I am highly enthusiastic about Thoratec’s future,” Burbach said. “Under Keith’s leadership, the company has established a commanding position in the cardiac assist device market, with exciting potential through its current and next generation devices. This opportunity aligns well with my experience and I look forward to working with the company’s solid management team to further develop Thoratec’s presence in this market, as well as grow its point-of-care diagnostic business at ITC,” he added.
     “Thoratec is extremely fortunate to have attracted someone of Gary’s expertise and knowledge,” said Dr. J. Donald Hill, Thoratec’s chairman of the board. “He brings extensive operating and corporate strategy experience and a strong track record of developing markets for new medical technology, which is of importance as we continue to create broader market adoption of our cardiac assist devices.
     “I also want to acknowledge Keith’s many contributions to Thoratec,” Hill continued. “During his decade-long tenure, Thoratec has grown from a single product company with nominal revenues to an industry leading position with current projected annual revenues of approximately $200 million, and a market capitalization of well over $1 billion. Of particular note is his leadership during this transition period, where we have continued to generate very exciting financial results and make tremendous progress on our very important Phase II pivotal trial for the HeartMate® II, the company’s next generation device.”
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line also includes the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS (left ventricular assist system) with more than 10,000 devices implanted in patients suffering from heart failure. Thoratec’s HeartMate XVE LVAS is the first and to date only FDA-approved device for Destination Therapy, or the permanent support of late-stage heart failure patients who are not eligible for heart transplantation. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood coagulation testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s websites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timeliness or adoption of our products, and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “hopes,” “believes,” “could,” and other similar words. Actual results could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are
Corporate Headquarters
Thoratec Corporation    6035 Stoneridge Drive, Pleasanton, CA 94588    Tel 925-847-8600   Fax 925-847-8574 ww.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216

TNR-408	Continued . . .
cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, the results of clinical trials including the HeartMate II, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effect of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed under the heading, “Factors That May Affect Future Results,” in Thoratec’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:	Media Contact Information:
Cynthia Lucchese	Jennifer Chan
Senior Vice President, Chief Financial Officer	FischerHealth, Inc.
(925) 846-8600	(310) 577-7870, ext.164
or	jchan@fischerhealth.com
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686
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TNR-408
Corporate Headquarters
Thoratec Corporation    6035 Stoneridge Drive, Pleasanton, CA 94588    Tel 925-847-8600   Fax 925-847-8574 ww.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216